EXHIBIT 99.1

Investor Inquiries Hawk Associates, Inc. Frank Hawkins and Ken AuYeung (800) 987-8256 info@hawkassociates.com	Media Inquiries Rachel Martin Edelman (323) 202-1031/(323) 893-1047 Rachel.Martin@edelman.com

FOR IMMEDIATE RELEASE

PEREGRINE PHARMACEUTICALS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Tustin, CA — March 14, 2005 – Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a biopharmaceutical company with a broad portfolio of products under development, today announced financial results for the third quarter ended January 31, 2005. The company reported a net loss of $3,744,000 or $0.03 per share, basic and diluted, for the quarter ended January 31, 2005. This compares to a net loss of $4,137,000 or $0.03 per share, basic and diluted, for the same period last year. The company’s net loss for the third quarter of fiscal year 2005 resulted primarily from the continued advancement of its technologies under development for treatment of cancer, viruses, and other diseases, including the clinical advancement of Tarvacin™ and Cotara®.

Total revenues for the current quarter increased $1,124,000 to $1,353,000 compared to revenues of $229,000 for the comparable quarter last year. The total revenue figure was boosted by an increase in contract manufacturing revenue generated by Avid Bioservices, Inc., the company’s wholly-owned subsidiary, engaged in providing contract manufacturing and development services of biologics.

At January 31, 2005, the company had $10,439,000 in cash and cash equivalents, compared to $14,884,000 at fiscal year end April 30, 2004.

Highlights of Third Quarter of Fiscal Year 2005

•	Tarvacin™ protocol received FDA approval to commence phase I study for treatment of advanced cancer
— Company expects to initiate patient enrollment in the near term

•	Pre-clinical data showing that a Tarvacin™ equivalent plus radiation therapy reduced tumor growth by up to 98% was presented at a Vascular Targeting Agent conference in Cambridge, MA

•	National Cancer Institute approved Cotara® brain cancer protocol between Peregrine and New Approaches to Brain Tumor Therapy (NABTT) Consortium
— Peregrine and NABTT are currently in the process of initiating the multi-center study at participating institutions

•	Peregrine gained access to Merck KGaA’s Protein Expression Technology
— Technology will be employed to advance Peregrine’s Vasopermeation Enhancement Agent (VEA) technology toward clinical trials

•	Peregrine and Affitech AS expanded their collaboration to develop up to six new fully human antibodies
— The expanded collaboration will potentially expand the company’s product pipeline for the production of up to an additional six human antibodies

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a broad portfolio of products under development directed towards the treatment of cancer, viruses, and other diseases through a series of proprietary platform technologies.  Our oncology programs entering the clinic or in pre-clinical development are primarily focused on the areas of anti-angiogenesis and vascular targeting.  These are agents that affect blood vessels and blood flow in cancer may have application in other disease types including certain cardiovascular and ocular diseases. Our agents in development for oncology applications fall under several different proprietary platforms, including Anti-Phospholipid Therapy (APT), Vascular Targeting Agents (VTAs), Anti-Angiogenesis and Vasopermeation Enhancement Agents (VEAs).  In addition to our oncology programs, we are also investigating certain agents that fall under our APT technology platform for the treatment of viral diseases.  This viral therapy approach is based on the fact that enveloped viruses and virally infected cells have phospholipids exposed on their surface and thus can be targeted using our APT agents.

Peregrine Pharmaceuticals recently received approval from the FDA for its Tarvacin™ Phase I study for the treatment of advanced cancer. Tarvacin™, a novel anti-cancer agent, is part of Peregrine’s Anti-Phospholipid Therapy (APT) platform, which binds directly to tumor blood vessels to inhibit tumor growth and development. The company plans on initiating the approved Phase I study in the near term.

Peregrine Pharmaceutical’s most clinically advanced therapeutic program is known as Tumor Necrosis Therapy (TNT) and targets dead or dying tumor cells that are common to the majority of different tumor types. The company is developing a radioactive TNT agent that it has trademarked Cotara® for the treatment of cancer. The company is working with New Approaches to Brain Tumor Therapy (NABTT) Consortium to initiate the first part of Peregrine’s U.S. Food and Drug Administration (FDA)-approved product registration trial using Cotara® to treat patients with brain cancer. Peregrine has also completed enrollment in a Phase I Cotara® clinical trial for the treatment of colorectal carcinoma at Stanford University Medical Center and is working closely with scientific advisors to design Phase II studies using Cotara® for other solid tumor indications. In addition, a TNT-based agent similar to Cotara® was developed under a licensing agreement in China and has received marketing approval for the treatment of advanced lung cancer.

Our wholly-owned subsidiary, Avid Bioservices, Inc., (http://www.avidbio.com) is engaged in providing contract manufacturing services and development of biologics for biopharmaceutical and biotechnology companies, including Peregrine.

Copies of Peregrine Pharmaceuticals press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.peregrineinc.com.

Statements in this press release which are not purely historical including statements regarding Peregrine Pharmaceutical’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, initiating patient enrollment in the Tarvacin™ study in the near term, initiating the multi-center study with NABTT at participating institutions, employing technology to advance Peregrine’s Vasopermeation Enhancement Agent (VEA) technology toward clinical trials, continuing to receive assistance from scientists on our Scientific Resource Board in the evaluation of potential ways to use Anti-Phospholipid Therapy (APT) agents clinically to treat viral diseases and to moving our 2C3 program toward clinical studies, and increasing manufacturing activity at Avid Bioservices, Inc. due to the signing of a new contract. It is important to note that the company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing pre-clinical and clinical trials for our technologies; the significant costs to develop our products as all of our products are currently in development, pre-clinical studies or clinical trials and no revenue has been generated from commercial product sales; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; complying with governmental regulations applicable to our business; consummating collaborative arrangements with corporate partners for product development; and achieving milestones under collaborative arrangements with corporate partners. Our business could be affected by all of the foregoing and a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2004, and the quarterly report on Form 10-Q for the quarter ended January 31, 2005. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake, to update or revise any forward-looking statements in this press release.

Condensed Consolidated Statements of Operations and Balance Sheets to follow.

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$1,334,000	$211,000	$3,983,000	$1,403,000
License revenue	19,000	18,000	57,000	56,000

Total revenues	1,353,000	229,000	4,040,000	1,459,000

COST AND EXPENSES:
Cost of contract manufacturing	1,273,000	223,000	3,265,000	1,207,000
Research and development	2,548,000	2,723,000	8,122,000	6,570,000
Selling, general and administrative	1,338,000	1,096,000	3,642,000	3,224,000

Total cost and expenses	5,159,000	4,042,000	15,029,000	11,001,000

LOSS FROM OPERATIONS	(3,806,000)	(3,813,000)	(10,989,000)	(9,542,000)

OTHER INCOME (EXPENSE):
Interest and other income	65,000	70,000	197,000	219,000
Interest and other expense	(3,000)	(394,000)	(3,000)	(1,840,000)

NET LOSS	$(3,744,000)	$(4,137,000)	$(10,795,000)	$(11,163,000)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	145,175,059	137,835,689	142,677,820	132,147,463

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.03)	$(0.08)	$(0.08)

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	JANUARY 31, 2005	APRIL 30, 2004
	Unaudited	(1)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,439,000	$14,884,000
Trade and other receivables, net of allowance for doubtful accounts
of $68,000 (January) and $64,000 (April)	514,000	1,520,000
Inventories	1,545,000	1,240,000
Prepaid expenses and other current assets	777,000	240,000

Total current assets	13,275,000	17,884,000

PROPERTY:
Leasehold improvements	494,000	389,000
Laboratory equipment	2,530,000	2,211,000
Furniture, fixtures and computer equipment	640,000	646,000

	3,664,000	3,246,000
Less accumulated depreciation and amortization	(2,442,000)	(2,373,000)

Property, net	1,222,000	873,000

OTHER ASSETS:
Note receivable, net of allowance of $1,530,000 (January)
and $1,581,000 (April)	-	-
Other	830,000	380,000

Total other assets	830,000	380,000

TOTAL ASSETS	$15,327,000	$19,137,000

PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	JANUARY 31, 2005	APRIL 30, 2004
	Unaudited	(1)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,372,000	$1,331,000
Accrued legal and accounting fees	502,000	407,000
Accrued royalties and license fees	161,000	149,000
Accrued payroll and related costs	566,000	503,000
Notes payable, current portion	230,000	-
Other current liabilities	539,000	339,000
Deferred revenue	1,028,000	1,524,000

Total current liabilities	4,398,000	4,253,000

NOTES PAYABLE	494,000	-
DEFERRED LICENSE REVENUE	69,000	125,000
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock-$.001 par value; authorized 200,000,000 shares; outstanding - 149,431,262 (January); 141,268,182 (April)	149,000	141,000
Additional paid-in capital	175,621,000	168,969,000
Deferred stock compensation	(258,000)	-
Accumulated deficit	(165,146,000)	(154,351,000)

Total stockholders’ equity	10,366,000	14,759,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,327,000	$19,137,000

(1)	Derived from the April 30, 2004 audited financial statements. For further information, refer to the financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended April 30, 2004, as filed with the Securities and Exchange Commission on July 14, 2004.